UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 2, 2016

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On November 2, 2016, the Board of Directors (the “Board”) of Magellan Health, Inc. (the “Company”) appointed G. Scott MacKenzie, 53, as a director for a term ending at the 2017 annual meeting of shareholders of the Company.  The Board has determined that Mr. MacKenzie is an independent director under applicable NASDAQ rules. In connection with the appointment of Mr. MacKenzie to the Board, pursuant to the By-Laws of the Company, the Board increased the number of directors of the Company from eight to nine members.

Mr. MacKenzie has served as the CEO of M*Modal since 2014. M*Modal is a provider of technology enabled solutions for the healthcare industry including medical transcription, coding and clinical documentation improvement services, leveraging National Language Understanding (“NLU”), speech reconition and workforce/workflow productivity capabilities. Mr. MacKenzie previously served as the CEO of Passport Experian Health, a healthcare revenue cycle solutions provider, from 2013 to 2014 and as CEO of Passport Health Connection from 2009 to 2013. He also previously served as President of RelayHealth Pharmacy Solutions, a division of McKesson Corporation, and held other positions at Cerner Corporation, AT&T, General Electric and EDS.

In connection with his appointment to the Board, Mr. MacKenzie received an award of restricted stock of the Company pursuant to the 2011 Management Incentive Plan in accordance with the Company’s director compensation policy equal to $150,000 divided by the closing price of a share of Common Stock of the Company on NASDAQ on November 2, 2016 (the “Closing Price”), prorated from the date of his appointment to the expected date of the 2017 annual meeting of shareholders of the Company. As a result, Mr. MacKenzie received a grant equal to $81,370 divided by the Closing Price, or 1,610 shares of the Company’s Common Stock.  Such restricted shares shall vest on the date of the 2017 annual meeting of shareholders.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated November 3, 2016 regarding the appointment of Mr. MacKenzie.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired: Not applicable.

(b)	Pro forma financial information: Not applicable.

(d)	Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: November 3, 2016	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and
Chief Financial Officer